DocuSign Envelope ID: 996D5718-E3CE-4796-8706-C8A63C6557E9 SI-BONE, INC. AMENDMENT TO RESTRICTED STOCK UNITS THIS AMENDMENT TO RESTRICTED STOCK UNITS (this “Amendment”) is entered into as of September 12, 2019, by and between SI-BONE, Inc. (the “Company”), and Laura Francis (“RSU Holder”). RECITALS WHEREAS, the Company and RSU Holder entered into those certain Restricted Stock Unit Grant Notices and Restricted Stock Unit Agreements pursuant to which the Company granted RSU Holder restricted stock units, as follows: RSU#1: Restricted Stock Unit granted to Ms. Francis with a grant date of August 17, 2018, to acquire 3,703 shares of the Company’s common stock (giving effect to the Company’s October 4, 2018 reverse stock split). RSU#2: Restricted Stock Unit granted to Ms. Francis with a grant date of January 15, 2019, to acquire 22,800 shares of the Company’s common stock. (RSU#1 and RSU#2 are collectively referred to herein as the “RSUs”); and WHEREAS, the Company and RSU Holder desire to amend certain terms of the Restricted Stock Unit Grant Notices and Restricted Stock Unit Agreements related to the RSUs, and the Compensation Committee of the Board of Directors has adopted resolutions approving such amended terms, as set forth below. NOW, THEREFORE, the parties agree that, notwithstanding the delivery date set forth in the Restricted Stock Unit Grant Notices and Restricted Stock Unit Agreements related to the RSUs: (a) The “Original Issuance Dates” for the vesting of RSU#1 scheduled to occur in each of November 2019 and November 2020 (without application of the delay of such dates as may be required by Section 6(a) of the Restricted Stock Unit Agreement relating to RSU#1), are hereby revised to be November 15 of each of such years, respectively (subject to such delay as may be required by Section 6(a) of the Restricted Stock Unit Agreement relating to RSU#1); (b) The “Original Issuance Dates” for the vesting of RSU#2 scheduled to occur on each of January 15, April 15, July 15, and October 15 of each of the years specified in the Restricted Stock Unit Grant Notice relating to RSU#2 (without application of the delay of such dates as may be required by Section 6(b) of the Restricted Stock Unit Agreement relating to RSU#2), are hereby revised to be February 15, May 15, August 15, and November 15 of each of the specified years, respectively (subject to such delay as may be required by Section 6(b) of the Restricted Stock Unit Agreement relating to RSU#2); and (c) Notwithstanding anything to the contrary set forth herein, the vesting schedules of the RSUs are not modified in any respect by this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. 1.

DocuSign Envelope ID: 996D5718-E3CE-4796-8706-C8A63C6557E9 IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO RESTRICTED STOCK UNITS as of the date set forth in the first paragraph hereof. SI-BONE, Inc.: By: Name: Jeffrey W. Dunn Title: President and Chief Executive Officer RSU HOLDER: Laura Francis 2.